Exhibit 99.2

10b5-1 PLAN FOR SALE
OF
SAIC COMMON STOCK
HELD BY BEYSTER FAMILY TRUST

J. Robert Beyster, Trustee of the Beyster Family Trust dated as of February 24, 1981, and restated as of November 10, 1989 (“Stockholder”), hereby establishes this plan (the “Plan”) with Bull, Inc. (“Broker”) for the sale of Science Applications International Corporation (“SAIC”) Class A common stock, par value $.01 per share (the “Shares”), as of June 15, 2004.  Stockholder is an officer and director of SAIC.

1.        Purpose.  Stockholder is entering into this Plan to sell shares of Class A Common Stock of SAIC owned by Stockholder as outlined below for the purpose of assuring that all sales pursuant to the Plan will not be influenced by, or made on the basis of, material non-public information concerning SAIC that may be in the possession of Stockholder at the time sales of the Shares are made under this Plan.

2.        Limited Market Trade.  Broker shall offer for sale on behalf of Stockholder the indicated number of Shares under this Plan in each of the quarterly limited market trades and at or above the limit price as set forth in the table on Attachment 1.  The sale of Shares under this Plan shall be made only when the price of the Shares is at or above the price indicated in Attachment 1 for the applicable limited market trade.  In the event that all Shares offered for sale in any limited market trade as indicated in Attachment 1 are not sold in the indicated trade, any such unsold Shares shall be offered for sale in subsequent limited market trades at the limit order price in effect for the original trade under which the shares were proposed to be sold.

3.        Communication.  All communications between Broker and Stockholder or any of Stockholder’s representative shall be in writing, signed by the sending party.

4.        Form 4.  On the day of each limited market trade in which a sale under this Plan occurs, Broker shall notify Stockholder and SAIC’s General Counsel in writing of such sale, including the date, number of shares and price of each trade, in order to enable Stockholder and SAIC to report such sale on Form 4.

5.        Representations and Warranties.  Stockholder represents and warrants that as of the date on which this Plan is established, as set forth in the first paragraph above, he or she is not aware of any material non-public information regarding SAIC.  Stockholder has not entered into any, and will not engage in any hedging transactions involving the Shares.  The parties intend that this Plan comply with the requirements of Rule 10b5-1(c)(1)(i) promulgated by the Securities and Exchange Commission under the Securities and Exchange Act of 1934, and that this Plan shall be interpreted to comply with the requirements of Rule 10b5-1(c).  Stockholder hereby confirms that it has provided a copy of this Plan to the General Counsel of SAIC, and that it has pre-cleared this Plan.

6.        Blackout/Market Restriction.  Stockholder acknowledges that the Issuer, Stockholder or the Broker may be subject to contractual, legal or regulatory restrictions that may delay or prevent trading in the Shares on one or more of the limited market trade dates specified in Attachment 1 or in the manner specified in this Plan.  Stockholder also acknowledges that a limited market trade may be delayed or cancelled by the Company or Broker, in their discretion, and that such a delay or cancellation will impact Stockholder’s ability to sell shares pursuant to the Plan.  Broker shall be authorized to suspend or cancel trading in the event of any such restriction, lock-up, blackout, delay or cancellation.

7.        Termination.  This Plan shall terminate on December 31, 2004.  The Stockholder also may terminate this Plan at any time.

BEYSTER FAMILY TRUST		Receipt of this Plan and the Instructions Set
Forth Herein is Hereby Acknowledged:

/s/ J. Robert Beyster		BULL, INC.
J. Robert Beyster, Trustee

		By:	/s/ Karen A. Garsson
		Print Name:	Karen A. Garsson
		Title:	Vice President

Acknowledged:

SCIENCE APPLICATIONS
INTERNATIONAL CORPORATION

By:	/s/ Douglas E. Scott
Douglas E. Scott, Senior Vice President,
General Counsel and Secretary

ATTACHMENT 1

BEYSTER 10b5-1 PLAN DETAILS

Scheduled Limited Market Trade	Number of Shares to be Offered for Sale*	Limit Order Price

July 2004	190,639	$25.00
October 2004	190,639	$25.00

*                    The number of shares indicated shall be appropriately adjusted to reflect the impact of any stock splits or dividends.